Separation Agreement

The following agreement (“Agreement”) between Bruce Greenberg (“you,” or “your,”) and Aldeyra Therapeutics, Inc. (the “Company” and, together with you, the “Parties”) confirms your separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and your adherence to the obligations set forth in this Agreement.

1.
Separation from Employment: Your last day of employment with the Company will be August 31, 2024 (the “Separation Date”).
2.
Final Pay and Benefits: You acknowledge and agree that the Company has provided you with your final pay, less lawful deductions (the “Final Pay”) through the Separation Date, in a timely manner and in accordance with your state’s law. Whether or not you execute this Agreement, you will be entitled to, and are not releasing your rights to, any benefits required to be provided to you pursuant to any employee benefit plans in which you are a participant. You may also have rights to continue your group health coverage under the federal law commonly called “COBRA” or a state law equivalent.
3.
Severance Benefits:
a.
Severance Pay: In return for your promises in this Agreement, and provided that you sign and return this Agreement during the Consideration Period (defined below), the Company will pay you severance in the form of salary continuation at your base pay rate in effect as of the Separation Date, less lawful deductions, for a period of six (6) months after your Separation Date (each individual payment an “Installment” and the total aggregate of such payments the “Severance Pay”). The Severance Pay will be paid in accordance with the Company’s standard payroll procedures and schedule; however the first Installment will be paid on the first regularly scheduled pay date that is at least sixteen (16) calendar days following the Effective Date (defined below). The first Installment will include any unpaid amounts that had accrued from the Separation Date. Any Severance Pay will be treated as taxable compensation but is not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility for benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to you.
b.
COBRA Premiums: As further consideration for your promises in this Agreement, and provided that you sign and return this Agreement during the Consideration Period, the Company will pay the same portion of COBRA premiums for you and, if applicable, your dependents, as it pays for active employees, for your continued group health coverage to the appropriate health insurer, provided you elect COBRA coverage, with such payments continuing until the earliest of (i) the date that is six (6) months after the Separation Date; (ii) the date when you become eligible for substantially equivalent health insurance in connection with new employment or self-employment, or (iii) the expiration of your continuation coverage under COBRA. You agree to immediately notify the Company in the event of (ii) above.

c.
Unearned Bonus Payment: As further consideration for your promises in this Agreement, and provided that you sign and return this Agreement during the Consideration Period and do not revoke it during the Revocation Period, the Company will make an additional payment to you in the gross amount of $125,895.00, less lawful deductions (the “Unearned Bonus”). You acknowledge and agree that the Unearned Bonus is equal to your target bonus for the current fiscal year, and is greater than the actual bonus paid to you with respect to the Company’s most recently completed fiscal year. The Unearned Bonus will be paid in a single lump sum payment within sixteen (16) calendar days following the Effective Date.

The Unearned Bonus will be treated as taxable compensation but is not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility for benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to you.

d.
Consulting Agreement: As further consideration for your promises in this Agreement and provided that you sign and return this Agreement during the Consideration Period and do not revoke it during the Revocation Period, and further provided that you sign the consulting agreement attached hereto as Exhibit A (the “Consulting Agreement”) and return the signed Consulting Agreement to the Company at the same time you return a signed copy of this Agreement, then the Company agrees to engage you as a consultant for the Company pursuant to the terms and conditions of the Consulting Agreement, and to provide you with the consideration set forth therein. You acknowledge and agree that the opportunity to enter into the Consulting Agreement and to receive the consideration set forth therein, is of significant value to you and constitutes adequate consideration for entering into this Agreement.
e.
Acknowledgement: You acknowledge the foregoing consideration (the “Severance Benefits”) is in addition to anything you would have received had you not signed this Agreement. You acknowledge and agree that the Severance Benefits satisfy any obligation the Company may have had pursuant to that employment offer letter agreement between you and the Company dated November 26, 2019 (the “Offer Letter”), or otherwise to provide you with any benefits, compensation, or other remuneration following the termination of your employment by the Company. You hereby fully release the Company from any claims concerning any obligation of the Company to provide you with any benefits, compensation, or other remuneration, other than the Severance Benefits, following the termination of your employment by the Company pursuant to the Offer Letter or any other agreement between you and the Company.
4.
Equity: You were granted one or more stock options (each, an “Option”) to purchase shares of the Company’s common stock (“Common Stock”) under the Company’s 2013 Equity Incentive Plan and 2023 Equity Incentive Plan (collectively, the “Plans”). The number of vested and unvested shares subject to each Option are set forth on Exhibit C attached hereto. You agree that you have reviewed Exhibit C and it is accurate as to the number of vested and unvested shares subject to your Option(s) as of the Separation Date. In the event that you do not enter into the Consulting Agreement, you acknowledge and agree that pursuant to the Plans and the applicable notice of stock option grants and stock option agreements (collectively, a “Stock Option Agreement”) between you and the Company, (a) any vested shares subject to your Option(s) shall remain exercisable at any time until the date three months after the Separation Date (and such shares to the extent unexercised will expire on such date) and (b) any unvested shares subject to your Option(s) will automatically expire on the Separation Date. The Stock Option Agreement(s) and, if applicable, any agreements or notices under which you acquired or acquire any shares subject to your Option(s) will remain in full force and effect, and you agree to remain bound by those Agreement(s). In the event that you enter into the Consulting Agreement, (x) the Options shall continue to vest during the period you are providing services under the Consulting Agreement (the “Consulting Period”) and (y) pursuant to the terms of the applicable Stock Option Agreements, (i) any vested shares subject to your Option(s) as of the end of the Consulting Period shall remain exercisable at any time until the date three months after the end of the Consulting Period (and such shares to the extent unexercised will expire on such date) and (ii) any unvested shares subject to your Option(s) as of the end of the Consulting Period will automatically expire. Except as set forth above, you further acknowledge and agree that you do not have any other rights to receive, acquire, possess or vest into any additional shares of Common Stock or any other shares, warrants, securities, derivative securities or other class of capital stock of the Company or any of its parent, subsidiary or affiliated entities.

5.
Employee Representations: You acknowledge that the Company relies on these representations by you entering into this Agreement:
a.
You have reported to the Company any work-related injuries or occupational illnesses sustained by you during your employment with the Company;
b.
You have been properly provided any leaves of absence requested and available to you based on your or your family members’ health or medical condition or military service, and have not been subjected to any improper treatment, conduct, or actions due to a request for or taking such leave;
c.
With receipt of your Final Pay, you have received all compensation due because of services you performed for the Company; and
d.
You have had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company.
6.
Return of Company Property: You acknowledge and agree that upon the earlier of (a) the conclusion of the Consulting Agreement and (b) within three (3) business days of the Company’s written request, you must return to the Company all of its property and data of any type in your possession, custody, or control including, but not limited to keys, access codes or devices, physical or electronically stored documents or files, computer equipment, cell phone, and passwords (“Company Property”). You further agree to return all the Company’s property and data in the same working condition in which they were issued to you.
7.
Proprietary Information: You acknowledge that you are bound and continue to be bound by the Company’s Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”), a copy of which is attached as Exhibit B, except that pursuant to Section 5(d) of the Confidentiality Agreement, the Company waives its right to enforce Section 4(d)(iii) of the Confidentiality Agreement concerning non-competition. You agree that you are not entitled to any payments pursuant to Section 5(a) of the Confidentiality Agreement. All other terms, conditions, and obligations set forth in the Confidentiality Agreement shall remain in full force and effect.
8.
General Release and Waiver of Claims: Subject to the Protected Rights section below, to the fullest extent permitted by law, you on behalf of yourself, your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or your heirs, estates or family directly or indirectly hold a majority beneficial interest, fully, finally, and forever release and discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors, investors, and assigns (collectively “Releasees”) of and from all claims and potential claims that may legally be waived by private agreement, whether known or unknown, whether specifically enumerated or not in this Agreement, which you have asserted or could assert against the Company arising out of or relating in any way to acts, circumstances, facts, transactions, or omissions based on facts occurring up to and including the date you sign this Agreement (the “Released Claims”). The Released Claims specifically include but are not limited to: claims under common law or equity; claims for additional compensation or benefits arising out of your employment or your separation from employment; wage and hour claims; unlawful discharge; breach of contract; breach of the covenant of good faith and fair dealing; fraud; violation of public policy; defamation; physical injury; emotional distress; equal pay; negligence; claims under Title VII of the 1964 Civil Rights Act; the Civil Rights Act of 1991; 42 U.S.C. § 1981; the Genetic Information Nondiscrimination Act; the Employee Polygraph Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act or any other federal or state law regarding whistleblower retaliation; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; the Fair Labor Standards Act (except as prohibited by law); the Age Discrimination in Employment Act (“ADEA”); Older Workers Benefit Protection

Act (“OWBPA”); the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Workers Adjustment and Retraining Notification Act (“WARN”); the Equal Pay Act; the Family Medical Leave Act; the Civil Rights Act of 1866; the Pregnancy Discrimination Act; the Pregnant Workers Fairness Act; the Massachusetts Wage Act (M.G.L. c. 149, §§ 148 et seq.); the Massachusetts Minimum Fair Wage Law (M.G.L. c. 151); the Massachusetts Civil Rights Act; the Massachusetts Fair Employment Practices Act; the Massachusetts Equal Rights Law; the Massachusetts Equal Pay Act; the anti-discrimination provisions of the Massachusetts Paid Family and Medical Leave law; the Massachusetts COVID-19 Emergency Earned Sick Time law; the Massachusetts Privacy Act; the Massachusetts Parental Leave Act; and any other federal, state, or local laws, constitution, rule, ordinance, order, and/or regulations, including their amendments and respective implementing regulations. The Releasees are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
9.
Protected Rights:
a.
You understand that nothing in any Company agreement, policy, or practice, including this Agreement and the exhibits attached hereto, limits or is intended to limit your ability to file a charge or complaint with, to provide documents or information voluntarily or in response to a lawfully- served subpoena or other information request to, or to participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (each, a “Government Agency”). You further understand that nothing in any Company agreement, policy, or practice, including this Agreement, limits or is intended to limit your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agency.
b.
You understand that nothing in this Agreement or any exhibits attached hereto: (i) applies to claims for, or prevents the disclosure of facts necessary to obtain, unemployment benefits, workers’ compensation benefits, Medicaid, or other public benefits to which you may be entitled; (ii) applies to claims arising after the date you sign this Agreement; (iii) applies to claims for reimbursement of expenses under the Company’s expense reimbursement policies; (iv) applies to claims for any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (v) applies to claims that controlling law clearly states may not be released by private agreement; (vi) limits or affects your right, if any, to challenge the validity of this Agreement under the ADEA or the OWBPA; (vii) applies to a non-disclosure or non-disparagement clause agreed to before a dispute arises involving a nonconsensual sexual act or sexual contact, including when the victim lacks capacity to consent, or relating to conduct that is alleged to constitute sexual harassment; or (viii) prevents a non-supervisory or non-managerial employee from engaging in protected concerted activity under Section 7 of the National Labor Relations Act (“NLRA”) or under similar state law. Activity protected under Section 7 of the NLRA includes: (1) organizing a union to negotiate with their employer concerning their wages, hours, and other terms and conditions of employment; (2) forming, joining, or assisting a union, such as by sharing employee contact information; (3) talking about or soliciting for a union during non- work time, such as before or after work or during break times, or distributing union literature during non- work time, in non-work areas, such as parking lots or break rooms; (4) discussing wages and other working conditions with co-workers or a union; (5) taking action with one or more co-workers to improve working conditions by, among other means, raising work-related complaints directly with the employer or with a government agency, or seeking help from a union; (6) striking and picketing, depending on its purpose and means; (7) taking photographs or other recordings in the workplace, together with co-workers, to document or improve working conditions, except where an overriding employer interest is present; (8) wearing union hats, buttons, t-shirts, and pins in the workplace, except under special circumstances; and (9) choosing not to engage in any of these activities. You further agree that nothing in any Company agreement, policy, or practice, including this Agreement or any exhibits hereto, is intended to conflict with the foregoing protected rights. However,by signing this Agreement, you are waivingyour right to recover any individual relief, including any backpay, frontpay, reinstatement or other legal or equitable relief, in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a Government Agency (and not the Company) for information provided to said Government Agency and except as provided under applicable law.
c.
Notwithstanding your confidentiality obligations to the Company under the Confidentiality Agreement, this Agreement, and otherwise, you understand that as providedby the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal,state, or local governmentofficial, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigatinga suspected violation of law; or (ii) in a complaintor other documentfiled in a lawsuit or other proceeding, if such filing is made under seal.
d.
Notwithstanding the above, you understand that upon the Effective Date, this Agreement will be final and binding. You promise not to pursueany claim releasedby this Agreement. If you break this promise, or otherwise breach your obligations under the Agreement, you agree to pay the Company’s costs and expenses, including reasonable attorneys’ fees, related to the defense of any claims covered by this Agreement. Notwithstanding the foregoing, although you are releasing claims you may have under the ADEA and the OWBPA, you may challengethe knowing and voluntary nature of this release before a court, the Equal Employment Opportunity Commission or any other Government Agency charged with the enforcement of any employment laws.
10.
Confidentiality: Except as required by law, you must keep the existence, contents, terms, and conditions of this Agreement confidential and may not disclosethem except to your immediate family, accountant(s), attorneys, or under subpoenaor court order. If asked for information about this Agreement, you will simply respond that you and the Company have separated on agreed terms. Any breach of this Confidentiality paragraph shall be deemed a material breach of this Agreement. Notwithstanding the foregoing, any exercise of your rights, if any, under Section 7 of the NLRA, including but not limited to those rights enumerated in subparagraph (b) of the Protected Rights paragraph above,and any otherrights enumerated in the Protected Rights paragraph above, will not violate this Confidentiality paragraph.
11.
No Defamation: Subject to the Protected Rights paragraph above, you agree that you will never make any maliciously false, libelous, or defamatory statements publicly or privately, online or offline, orally or in writing about the Company or its stockholders, directors, officers, employees, products, services or business practices, your employment with the Company, or the termination of that employment. Further subject to the Protected Rights paragraph above, and to the extent that you are a supervisor or manager under the NLRA, you shall refrain from ever publicly or privately, online or offline, orally or in writing, making disparaging or negative statements about, or engaging in any conduct that could reasonably be expected to harm the reputation, goodwill, or commercial interests of, the Company or its stockholders, directors, officers, employees, products, services or business practices.

12.
Cooperation: You agree to cooperate with the Company relating to matters within your knowledge or responsibility. Without limiting this commitment, you agree (a) to meet with Company representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (b) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (c) to provide the Company with notice of contact by any non- governmental adverse party or such adverse party’s representative, except as may be required by law. The Company will reimburse you for reasonable expenses in connection with the cooperation described in this paragraph to the extent such cooperation occurs following the conclusion of the Consulting Agreement.
13.
No Admission of Liability: This Agreement shall not be construed or contended by you to be an admission or evidence of any wrongdoing, unlawful conduct, or liability by the Company or the Releasees. This Agreement shall be afforded the maximum protection allowable under Federal Rule of Evidence 408 and/or any other state or federal law of similar effect. However, the Parties agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of this Agreement or as a complete defense to any lawsuit brought by any Party.
14.
Headings; Sub-Headings: Headings and sub-headings of the paragraphs and sub- paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed based upon the heading or sub-heading of any paragraph or sub-paragraph.
15.
Complete and Voluntary Agreement: This Agreement, including any exhibit(s), constitutes the entire agreement between you and the Releasees regarding the subject hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject. Notwithstanding the foregoing, this Agreement shall not supersede obligations you may have under any agreements with the Company regarding the non-disclosure of trade secrets and confidential or proprietary information, prohibiting solicitation of customers, suppliers, or employees, prohibiting competition with the Company, assigning intellectual property, or providing for a dispute resolution mechanism. You acknowledge that neither the Company, the Releasees, nor their agents or attorneys have made any promise, representation or warranty, either express or implied, written or oral, which is not contained in this Agreement to induce you to execute the Agreement. You acknowledge that you have executed this Agreement in reliance only upon the promises, representations and warranties herein, and that you are executing this Agreement voluntarily and free of any duress or coercion.
16.
Severability: The provisions of this Agreement are severable, and if any part of the Agreement is found to be invalid or unenforceable, the other parts shall remain valid and enforceable.
17.
Modification; Counterparts; Electronic/PDF Signatures: You agree this Agreement may not be altered, amended, modified, or otherwise changed except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each party to this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument. Counterparts may be delivered via facsimile, electronic mail, or other electronic transmission method, and may be executed using any electronic signature method complying with the United States ESIGN Act of 2000 (e.g., www.docusign.com). Any such counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.
Interpretation and Construction of Agreement: This Agreement shall be construed and interpreted under the laws of the state where you were last employed by the Company, Massachusetts,

without regard to conflict of laws principles. Moreover, this Agreement shall not be construed against either party as the author or drafter of the Agreement.
19.
Review of Separation Agreement; Effective Date: You understand that you may take up to five (5) business days from the Separation Date to consider this Agreement (the “Consideration Period”) and that you are not to sign this Agreement prior to the Separation Date. You agree that changes to this Agreement, whether material or immaterial, do not toll or restart the Consideration Period. If you choose to sign this Agreement before the Consideration Period ends, you represent: (a) you freely chose to do so after carefully considering its terms; (b) you are knowingly and voluntarily waiving the remainder of the Consideration Period; and (c) your decision to waive the remainder of the Consideration Period was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the Consideration Period, or by providing different terms to you for signing this Agreement prior to the expiration of the Consideration Period. You affirm that you were advised to consult with an attorney before signing this Agreement. This Agreement is effective after you return a signed version of the Agreement to the Company (the “Effective Date”).

(Remainder of Page Intentionally Left Blank; Signatures Follow Below)

The Parties have read this Agreement and understand its legal and binding effect. The Parties are acting voluntarily, deliberately, and of their own free will in signing this Agreement.

Aldeyra Therapeutics, Inc.

By: /s/ Todd C. Brady By: /s/ Bruce M. Greenberg

Date: 31-AUG-2024 Date: 31-AUG-2024

Exhibit(s)

Exhibit A: Consulting Agreement

Exhibit B: Confidentiality Agreement

Exhibit C: Number of vested and unvested shares subject to the Option(s)

EXHIBIT A

Consulting Agreement

(Begins on Next Page)

ALDEYRA THERAPEUTICS, INC. CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) between Aldeyra Therapeutics, Inc., a Delaware corporation (“Company”) and the counterparty identified in the signature block below (“Consultant”) is effective as of, and this document memorializes the agreement that the parties have had since, the first day of Consultant’s Services (defined below) to Company (regardless of the execution date hereof). The parties agree as follows:

1.
Services and Payment. This Agreement will be implemented through one or more written orders that reference this Agreement and are substantially similar to the form attached here as Exhibit A (“Statements of Work”). Consultant shall perform the Services (as defined in each Statement of Work) in accordance with and on the schedule specified in such Statement of Work. As the only consideration due to Consultant regarding the subject matter of this Agreement, Company will pay Consultant as set forth in the corresponding Statement of Work. This Agreement will control in any conflict with any Statement of Work. Promptly after execution of this Agreement, Consultant shall deliver to Company a properly completed and duly executed Department of the Treasury IRS Form W-9 or applicable IRS Form W-8 or equivalent.
2.
Ownership; Rights; Proprietary Information; Publicity.
2.1.
Company shall own solely and exclusively and in perpetuity all right, title and interest (including patent rights, copyright rights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with the Services or any Proprietary Information (defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes and agrees to make all assignments necessary to accomplish the foregoing ownership. Consultant shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights purported to be assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant. Consultant hereby confirms that the rights that vest with Company in relation to the Inventions shall not be deemed to lapse if Company does not exercise the rights for any period.
2.2.
Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to Company’s customers or employees) that Consultant or anyone acting on Consultant’s behalf develops, learns or obtains in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Consultant will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Furthermore, Consultant understands that this Agreement does not affect Consultant’s immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows:
(1)
An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that
(A)
is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(B)
is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)
An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

Upon termination or as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. As additional protection for Inventions and Proprietary Information, and solely to confirm Consultant’s performance in accordance with this Agreement, upon Company’s request, Company may audit Consultant’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages).

2.3.
As additional protection for Proprietary Information, Consultant agrees that during the period over which Consultant is (or is supposed to be) providing the Services and for one year thereafter, Consultant will not encourage or solicit any employee, consultant or personnel of Company to leave Company’s employment or terminate such party’s engagement with Company for any reason without the prior consent of Company; provided, however, that the foregoing provision will not prevent Consultant from (i) conducting broad recruitment efforts not specifically directed at Company or its employees, consultants or personnel, or (ii) employing any person who contacts Consultant on his or her own initiative without any direct or indirect solicitation by or encouragement from Consultant (or who contacts Consultant in response solely to the recruitment efforts specified in clause (i)). Consultant may be engaged or employed in any other business, trade, profession, or other activity which does not place Consultant in a conflict of interest with Company.

2.4.
To the extent allowed by law, Section 2.1 and any license granted to Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like. Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, in exchange for the sufficient compensation set forth herein, (i) Company may and is hereby authorized to use Consultant’s name in connection with promotion of Company’s business, products and services and to allow others to do so and (ii) if the Services include (or Consultant otherwise provides) any recordings or images of Consultant or others, Company also may and is hereby authorized to (and to allow others to) use, reproduce, disseminate, alter and otherwise exploit the foregoing and the subject matter thereof, including derivatives or extensions or imitations thereof in any manner Company sees fit. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by the Company.
2.5.
If any part of the Services or Inventions or information or other intellectual property provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed, modified, commercialized or otherwise exploited (collectively, “Exploited” or “Exploitation”) without using or violating technology or intellectual property rights owned by or licensed to Consultant or a Contributor (as defined below) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, nonexclusive, sublicensable right and license to fully Exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or Exploitation of the Services, Inventions, other intellectual property or other work performed or provided hereunder or any assigned rights (including any modifications, improvements and derivatives of any of the foregoing).
3.
Warranty.
3.1.
Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner, in accordance with industry standards; (ii) the Services will conform to the requirements and/or specifications set forth in the corresponding Statement of Work; (iii) Consultant will comply with all applicable laws, rules and regulations in the course of performing the Services; (iv) none of the Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (v) all work under this Agreement will be Consultant’s original work and (A) none of the Services or Inventions or any development, use, production, distribution or Exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant) and (B) no Invention will embody or incorporate or be linked with any third party software or other intellectual property (including, without limitation, any open source software) without the prior written consent of Company; (vi) Consultant has the full right to provide Company with the assignments and rights provided for herein; (vii) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect; (viii) all past and existing employees, independent contractors/consultants and personnel of Consultant (and any other individual or entity) who have participated or will be participating in the Services or the creation or development of Inventions or had or will have access to Proprietary Information (“Contributors”) have executed written agreements pursuant to which Consultant has received sufficient rights to allow it to fully comply with its obligations under this Agreement (which agreements will include, without limitation, provisions pursuant to which each such Contributor has (A) assigned to Consultant free and clear of all liens and encumbrances his or her entire right, title and interest in and to all Inventions which are made or reduced to practice by the Contributor during his or her employment or engagement and (B) agreed to terms and conditions substantially similar to Section 2.2 of this Agreement not to disclose or use any proprietary rights, trade secrets or Proprietary Information learned or acquired during the course of such employment or engagement, including without limitation, any Services and/or Inventions) (each a “Contributor Agreement”); (ix) and to the extent requested by Company, in addition to Contributor Agreements, Consultant will have each Contributor sign (prior to any involvement in the Services or access to Proprietary Information) such documents directly with Company as Company may request from time to time with respect to intellectual property, proprietary information and other matters relevant to the Services; Consultant hereby acknowledges and agrees (A) that such documents will govern over (and that neither such documents nor performance thereof or compliance therewith will be deemed to breach) any conflicting or inconsistent provision of any agreement between Consultant and either Company or any such Contributor, and (B) that Company is also free to request and obtain such documents directly from any such Contributor); and (x) Consultant is an independent business and is either a sole proprietorship or duly organized, validly existing and in good standing as a corporation or other entity under the laws and regulations of its jurisdiction of incorporation or organization.

3.2.
With respect to any Proprietary Information that constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, “Personal Information”), Consultant shall not sell or share any Personal Information and shall refrain from taking any action that would cause any transfers of Personal Information to or from Consultant to qualify as a sale or sharing of Personal Information under applicable data protection laws. Consultant shall not collect, retain, share or use any Personal Information (i) except as necessary for the specific purpose of performing the Services for Company pursuant to this Agreement or in accordance with Company’s instructions, (ii) outside of the direct business relationship between Company and Consultant, or (iii) in a manner that would constitute using Personal Information for a commercial purpose other than the business purpose specified in this Agreement (including, but not limited to, combining Personal Information received from Company with other non-Company data or information). Consultant acknowledges and confirms that it does not receive any Personal Information from Company as consideration for any Services provided to Company and that all such Personal Information is received by Consultant for a business purpose specified in this Agreement. Except as expressly set forth in this Agreement, Consultant shall not have, derive or exercise any rights or benefits regarding Personal Information provided by Company. Consultant represents, warrants and covenants that it understands the requirements of and shall comply with all applicable data protection laws, including without limitation the California Consumer Privacy Act (Cal. Civ. Code §§ 1798.100 et seq.) as amended by the California Privacy Rights Act (the “CCPA”), and (ii) the Virginia Consumer Data Protection Act (VA. Code §§ 59.1-575 et seq.) (the “VCDPA”), in each case as updated, amended or replaced from time to time. Consultant shall notify Company if Consultant makes a determination that it can no longer meet its obligations under applicable data protection laws. Consultant shall maintain the confidentiality of Personal Information and, where Consultant engages a sub-processor, notify Company of each such engagement and require that each sub- processor processing Personal Information on Consultant’s behalf enter into a written contract with Consultant requiring that person meet the obligations of applicable data protection laws and be subject to a duty of confidentiality with respect to such processing. If any individual contacts Consultant to make a request pertaining to their Personal Information, Consultant shall promptly forward the request to Company and shall not respond to the individual except as instructed by Company. Consultant shall promptly take such actions and provide such information as Company may request to help Company fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws, including, without limitation, requests to access, delete, opt-out of the sale of, or receive information about the processing of, Personal Information pertaining to them. Consultant agrees to cooperate with Company to further amend the Agreement as may be necessary to address compliance with applicable privacy or data security laws. Consultant will also follow industry standards to safeguard and maintain the integrity of Personal Information, including utilizing appropriate security and backup procedures designed to prevent unauthorized access, use, alteration or disclosure of Personal Information, and acknowledges that Company may, upon written notice, take such reasonable and appropriate steps as may be necessary to (A) ensure or monitor Consultant’s compliance with applicable data protection laws and the terms of this Agreement and (B) stop and remediate any unauthorized use of Personal Information by Consultant. Consultant may process Personal Information provided by Company only as long as required to provide the Services to Company under this Agreement or by applicable law or regulation, and shall return or delete all Personal Information provided by Company under this Agreement upon Company’s written request. The terms “business purpose,” “commercial purpose,” “process,” “sale,” “sell” and “share” are as defined under applicable data protection laws, including without limitation Section 1798.140 of the CCPA and Section 59.1-575 of the VCDPA.
4.
Termination. Company may terminate this Agreement at any time, with or without cause, but, if (and only if) such termination is without cause, Company shall upon termination pay Consultant all unpaid and undisputed amounts due for Services completed prior to notice of termination. This Agreement will automatically terminate on November 30, 2024 unless earlier terminated pursuant to the immediately preceding sentence or extended beyond such date by mutual, written agreement. Sections 2 (subject to the limitations on Section 2.3 stated therein) through 7 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate such obligations to any other (or potential) client or employer of Consultant.
5.
Relationship of the Parties. Subject to the terms of this Agreement, Consultant, and not Company, shall determine the manner and means by which Consultant performs the Services, the location of the performance of the Services and the schedule on which the Services are performed. Unless otherwise specified in a Statement of Work, Consultant shall be responsible for providing all necessary supplies, materials and equipment required for the performance of the Services. Consultant agrees to comply with all rules and procedures for accessing and using Company’s premises and equipment, including those related to safety and security. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not a partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant agrees to defend, indemnify, and hold harmless Company, Company’s officers, directors, employees and agents, affiliates, any benefit plan sponsored by Company, and any fiduciaries or administrators of any such benefit plan, from and against any claims, liabilities, or expenses relating to any claim by Consultant’s personnel for compensation, tax, insurance, or benefits from Company or any benefit plan sponsored by Company.

6.
General. This Agreement and the Services contemplated hereunder are personal to Consultant and Consultant will not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so will be void. Company may fully assign and transfer this Agreement in whole or part. This Agreement constitutes the entire agreement (to the exclusion of all other terms and conditions), and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties concerning the subject matter hereof. Notwithstanding the immediately preceding sentence, and for the avoidance of doubt, this Agreement does not supersede that separation agreement entered into between Consultant and Company or the Proprietary Information and Inventions Agreement previously entered into between Consultant and Company. This Agreement may be executed in one or more counterparts, each of which is an original, but taken together constitute one and the same instrument. No waiver or modification of this Agreement will be binding upon a party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right or remedy will be deemed a waiver. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement will otherwise remain in full force and effect. Any notice hereunder will be effective upon receipt and will be given in writing.
7.
Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. Unless prohibited by applicable law, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration (to be held in English) in the State of Delaware in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided however, that each party will have a right to seek injunctive or other equitable relief in a court of law from any court of competent jurisdiction. The prevailing party will be entitled to receive from the non-prevailing party all costs, damages and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) to have prevailed on the major disputed issues. Any breach or threatened breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument, effective as of August 31, 2024.

Aldeyra Therapeutics, Inc.	Consultant
By: /s/ Todd C. Brady, M.D., Ph.D.	By: /s/ Bruce M. Greenberg
Name: Todd C. Brady, M.D., Ph.D.	Name: Bruce M. Greenberg
Title: Chief Executive Officer	Title (if applicable):
Notices shall be sent to the following physical or email address:	Notices shall be sent to the following physical or email address:

Signature Page to Aldeyra Therapeutics, Inc. Consulting Agreement

EXHIBIT A STATEMENT OF WORK #1

This Statement of Work #1 is entered into in connection with that certain Consulting Agreement, dated as of August 31, 2024 (“Agreement”), between Aldeyra Therapeutics, Inc., a Delaware corporation (“Company”) and Bruce Greenberg (“Consultant”). This Statement of Work shall have no effect separate and apart from the Agreement, and all capitalized terms used herein without definition will have the same meanings set forth in the Agreement. Company and Consultant agree as follows:

Services: The “Services” are as follows (and also include any other work that Consultant performs for Company and/or is related to Company's actual or proposed business, research or development):

10.
Support the Company in reasonable transition services that may be requested by the Company concerning matters within your knowledge.
11.
Provide other services as may be reasonable requested by the Company from time to time during the duration of the Agreement.
12.
It is anticipated that Consultant shall not be requested to perform the Services in excess of 10 hours per month.

Term: From the Effective Date through November 30, 2024, unless earlier terminated pursuant to the terms of the Agreement.

Fees:

13.
Continued Vesting. Consultant was previously granted one or more options to purchase, in the aggregate, 688,180 shares of the Company’s Common Stock (the “Options”). As the only consideration due for the Services to be provided under this Agreement, the Options shall continue to vest subject to the terms and conditions of the applicable notice of stock option grants and stock option agreements (the “Stock Option Agreements”) and the Company’s 2013 Equity Incentive Plan and 2023 Equity Incentive Plan (collectively, the “Plans”) during the term of and while Consultant is providing Services under the Agreement, as described in the applicable Plan and the applicable Stock Option Agreements.

A-1

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